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                                 EXHIBIT 16.2







March 11, 2002



Office of the Chief Accountant
Division of Corporation Finance
United States Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

This is to notify you that the firm of Good Swartz Brown & Berns LLP ("GSBB") has reviewed the draft of Fotoball USA, Inc.'s Form 8-K; item 4 filing dated March 12, 2002. GSBB agrees as it relates to paragraphs 1, 3, 4, 5 and 6.



/s/ Good Swartz Brown & Berns
-----------------------------
Good Swartz Brown & Berns LLP